SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2004

PLUMAS BANCORP

(Exact Name of Registrant as Specified in its Charter)

California	000-49883	75-2987076

(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

35 S. Lindan Avenue, Quincy, California	95971

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (530) 283-7305

(Former name or former address, if changed since last report N/A

Item 5. Other Events

(a)	PRESS RELEASES. On April 21, 2004, Plumas Bancorp issued a press release containing unaudited financial information and announcement of a semiannual cash dividend. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated into this report by reference.

Item 7. Financial Statements and Exhibits

(b)	Exhibits

Exhibit 99.1.	Press Release dated April 21, 2004 containing unaudited financial information and announcement of a semiannual cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Plumas Bancorp has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PLUMAS BANCORP
Date: April 21, 2004	By:	/s/ William E. Elliott
William E. Elliott
Chief Executive Officer

EXHIBITS

Exhibit
Number	Description
99.1.	Press Release dated April 21, 2004 containing unaudited financial information and announcement of a semiannual cash dividend.